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                                                                    Exhibit 1(n)

                                THE PILOT FUNDS
                            REDESIGNATION OF SERIES

        WHEREAS, Section 7.3 of the Agreement and Declaration of Trust dated July 15, 1982, as amended, (the "Declaration") of The Pilot Funds, formerly Centerland Fund (the "Trust") provides that the Declaration may be amended to redesignate a series by an instrument in writing executed by a majority of the Trustees of the Trust and setting forth such amendment;

        NOW THEREFORE, the undersigned, being a majority of the Trustees of the Trust, (i) hereby redesignate the "Shares of the Pilot Short-Term Tax-Exempt Fund" to be known as "Shares of the Pilot Missouri Short-Term Tax-Exempt Fund."

        The foregoing redesignation and amendment shall be effective upon filing of this instrument with the office of the Secretary of State of the Commonwealth of Massachusetts.

        WITNESS our hands this 6th day of June, 1995.

/s/ J. Hord Armstrong, III              /s/ Lee F. Fetter
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J. Hord Armstrong, III                  Lee F. Fetter

                                        /s/ Henry O. Johnston
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David Holford Benson                    Henry O. Johnston


/s/ L. White Matthews, III              /s/ Nicholas G. Penniman, IV
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L. White Matthews, III                  Nicholas G. Penniman, IV